Exhibit 99.1

AMAZON.COM ANNOUNCES FIRST QUARTER SALES UP 38% TO $9.86 BILLION; INTRODUCED KINDLE

WITH SPECIAL OFFERS FOR $114

SEATTLE—(BUSINESS WIRE)—April 26, 2011—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its first quarter ended March 31, 2011.

Operating cash flow increased 9% to $3.03 billion for the trailing twelve months, compared with $2.78 billion for the trailing twelve months ended March 31, 2010. Free cash flow decreased 18% to $1.90 billion for the trailing twelve months, compared with $2.32 billion for the trailing twelve months ended March 31, 2010.

Common shares outstanding plus shares underlying stock-based awards totaled 466 million on March 31, 2011, compared with 463 million a year ago.

Net sales increased 38% to $9.86 billion in the first quarter, compared with $7.13 billion in first quarter 2010. Excluding the $144 million favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales would have grown 36% compared with first quarter 2010.

Operating income was $322 million in the first quarter, compared with $394 million in first quarter 2010. The favorable impact from year-over-year changes in foreign exchange rates throughout the quarter on operating income was $7 million.

Net income decreased 33% to $201 million in the first quarter, or $0.44 per diluted share, compared with net income of $299 million, or $0.66 per diluted share, in first quarter 2010.

“In the last 90 days, we announced Kindle with Special Offers, Kindle Library Lending, Audible audiobooks on Kindle, Appstore for Android, Amazon for Windows Phone 7, Checkout by Amazon in both Germany and the U.K., a Kindle Store in Germany, Cloud Drive, Cloud Player, and Prime Instant Video – just to call out a few of the things we’ve been working on,” said Jeff Bezos, founder and CEO of Amazon.com. “We love inventing on behalf of customers and have never been more excited about the long-term opportunities.”

Highlights

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Amazon introduced a new member of the Kindle family – Kindle with Special Offers for only $114. Kindle with Special Offers is the same #1 bestselling Kindle, plus special offers and sponsored screensavers designed for Kindle’s high-contrast, no glare electronic ink display from sponsors including Buick, Olay, Visa, and Amazon.com Reward Visa Card.

•

The U.S. Kindle Store now has more than 900,000 books, including New Releases and 107 of 110 New York Times Bestsellers. Over 740,000 of these books are $9.99 or less, including 65 New York Times Bestsellers. Millions of free, out-of-copyright, pre-1923 books are also available to read on Kindle. In March, “The Girl with the Dragon Tattoo” by Steig Larsson became the first Kindle book to surpass one million units sold.

•

Amazon.de launched the largest eBookstore in Germany with over 650,000 titles, including more than 25,000 German-language books. Amazon also announced that its series of free “Buy Once, Read Everywhere” apps for the most popular devices including iPad, iPod touch, iPhone, PCs and Android-based devices, are now available in German-language versions for the first time. In addition, in response to customer demand, Amazon is now offering the latest-generation Kindle and Kindle 3G with English user interface directly from Amazon.de.

•

Amazon announced Kindle Library Lending, a new feature launching later this year that will allow Kindle customers to borrow Kindle books from over 11,000 libraries in the United States. Customers will be able to check out a Kindle book from their local library and start reading on any Kindle device or free Kindle app. If they check out the same book again or choose to purchase the book after the library loan period, Whispersync will preserve their notes, highlights and last page read.

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•

The Company announced Amazon Cloud Drive, Amazon Cloud Player for Web and Amazon Cloud Player for Android. Together, these services enable customers to securely store music in the cloud and play it on any Android phone, Android tablet, Mac or PC, wherever they are. In addition to music, Cloud Drive allows customers to upload and store all kinds of digital files, including photos, videos and documents – all available via web browser on any computer.

•

Amazon introduced Appstore for Android, where customers can find, discover - test! - and buy Android apps. An innovative new feature called “Test Drive” enables customers to test apps on a simulated Android phone. Since its launch in March, customers have already downloaded millions of apps from the Amazon Appstore for Android.

•

Amazon added a new benefit for Amazon Prime members in the United States: unlimited, commercial-free, instant streaming of more than 5,000 movies and TV shows. Amazon Prime’s unlimited free Two-Day Shipping has already attracted millions of members, and this new benefit is being added at no additional cost – Prime membership will continue to be $79 per year.

•	North America segment sales, representing the Company’s U.S. and Canadian sites, were $5.47 billion, up 45% from first quarter 2010.

•

International segment sales, representing the Company’s U.K., German, Japanese, French, Chinese and Italian sites, were $4.39 billion, up 31% from first quarter 2010. Excluding the favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 27%.

•	Worldwide Media sales grew 15% to $3.96 billion. Excluding the favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 13%.

•

Worldwide Electronics and Other General Merchandise sales grew 59% to $5.59 billion. Excluding the favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 57%.

•

Amazon announced the availability of Checkout by Amazon (CBA) for Germany and the U.K., making it easy for millions of Amazon customers to purchase securely on another retailer’s website using their Amazon account credentials.

•

Amazon Web Services (AWS) continued to expand globally with the launch of the Asia Pacific (Tokyo) Region. Additionally, AWS began offering Basic and Premium support in Japanese, providing businesses and developers with one-on-one fast-response support from AWS engineers fluent in Japanese.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of April 26, 2011. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below. While this guidance includes our current estimate of second quarter effects from the Japan earthquake and related events, including sales trends to date, impacts from events of this nature are inherently uncertain and we are not able to accurately forecast all potential ramifications.

Second Quarter 2011 Guidance

•	Net sales are expected to be between $8.85 billion and $9.65 billion, or to grow between 35% and 47% compared with second quarter 2010.

•	Operating income is expected to be between $95 million and $245 million, or between 65% decline and 9% decline compared with second quarter 2010.

•

This guidance includes approximately $180 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions or investments are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

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These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains and develops commercial agreements, acquisitions and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services and technologies, system interruptions, government regulation and taxation, payments and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel, Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial. Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Kindle, Kindle 3G, Kindle with Special Offers and Kindle DX are the revolutionary portable readers that wirelessly download books, magazines, newspapers, blogs and personal documents to a crisp, high-resolution electronic ink display that looks and reads like real paper. Kindle 3G and Kindle DX utilize the same 3G wireless technology as advanced cell phones, so users never need to hunt for a Wi-Fi hotspot. Kindle is the #1 bestselling product across the millions of items sold on Amazon.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, and www.amazon.it. As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

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AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2011	2010	2011	2010
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$3,777	$3,444	$1,844	$1,701

OPERATING ACTIVITIES:
Net income	201	299	1,054	1,024
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of fixed assets, including internal-use software and website development, and other amortization	202	119	652	411
Stock-based compensation	110	87	448	360
Other operating expense (income), net	33	26	112	118
Losses (gains) on sales of marketable securities, net	2	—	1	(2)
Other expense (income), net	37	(6)	(36)	(23)
Deferred income taxes	15	(20)	38	63
Excess tax benefits from stock-based compensation	(46)	(86)	(219)	(141)
Changes in operating assets and liabilities:
Inventories	343	321	(997)	(317)
Accounts receivable, net and other	359	454	(170)	(195)
Accounts payable	(2,649)	(1,892)	1,641	1,096
Accrued expenses and other	(183)	(361)	697	60
Additions to unearned revenue	210	188	709	1,036
Amortization of previously unearned revenue	(220)	(227)	(897)	(710)

Net cash provided by (used in) operating activities	(1,586)	(1,098)	3,033	2,780

INVESTING ACTIVITIES:
Purchases of fixed assets, including internal-use software and website development	(298)	(140)	(1,138)	(458)
Acquisitions, net of cash acquired, and other	(139)	(19)	(473)	(43)
Sales and maturities of marketable securities and other investments	1,939	872	5,318	2,524
Purchases of marketable securities and other investments	(1,112)	(1,255)	(6,135)	(4,755)

Net cash provided by (used in) investing activities	390	(542)	(2,428)	(2,732)

FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	46	86	219	141
Proceeds from long-term debt and other	89	62	168	124
Repayments of long-term debt and of capital and financing leases	(111)	(61)	(295)	(168)

Net cash provided by (used in) financing activities	24	87	92	97

Foreign-currency effect on cash and cash equivalents	36	(47)	100	(2)

Net increase (decrease) in cash and cash equivalents	(1,136)	(1,600)	797	143

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,641	$1,844	$2,641	$1,844

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$3	$2	$12	$8
Cash paid for income taxes	7	4	79	40
Fixed assets acquired under capital leases	181	60	526	189
Fixed assets acquired under build-to-suit leases	69	60	182	191

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended March 31,
	2011	2010
Net sales	$9,857	$7,131

Operating expenses (1):
Cost of sales	7,608	5,501
Fulfillment	855	546
Marketing	327	201
Technology and content	579	366
General and administrative	133	97
Other operating expense (income), net	33	26

Total operating expenses	9,535	6,737

Income from operations	322	394

Interest income	15	11
Interest expense	(12)	(7)
Other income (expense), net	(18)	3

Total non-operating income (expense)	(15)	7

Income before income taxes	307	401

Provision for income taxes	(89)	(100)
Equity-method investment activity, net of tax	(17)	(2)

Net income	$201	$299

Basic earnings per share	$0.44	$0.67

Diluted earnings per share	$0.44	$0.66

Weighted average shares used in computation of earnings per share:
Basic	451	445

Diluted	459	454

(1) Includes stock-based compensation as follows:

Fulfillment	$24	$18
Marketing	7	5
Technology and content	61	47
General and administrative	18	17

AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended March 31,
	2011	2010
North America
Net sales	$5,465	$3,780
Segment operating expenses (1)	5,175	3,507

Segment operating income	$290	$273

International
Net sales	$4,392	$3,351
Segment operating expenses (1)	4,217	3,117

Segment operating income	$175	$234

Consolidated
Net sales	$9,857	$7,131
Segment operating expenses	9,392	6,624

Segment operating income	465	507
Stock-based compensation	(110)	(87)
Other operating income (expense), net	(33)	(26)

Income from operations	322	394
Total non-operating income (expense)	(15)	7
Provision for income taxes	(89)	(100)
Equity-method investment activity, net of tax	(17)	(2)

Net income	$201	$299

Segment Highlights:
Y/Y net sales growth:
North America	45%	47%
International	31	45
Consolidated	38	46
Y/Y segment operating income growth:
North America	6%	81%
International	(25)	37
Consolidated	(8)	58
Net sales mix:
North America	55%	53%
International	45	47

	100%	100%

(1)	Represents operating expenses, excluding stock-based compensation and “Other operating expense (income), net,” which are not allocated to segments

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended March 31,
	2011	2010
North America
Media	$1,885	$1,597
Electronics and other general merchandise	3,303	2,024
Other (1)	277	159

Total North America	$5,465	$3,780

International
Media	$2,073	$1,833
Electronics and other general merchandise	2,285	1,489
Other (1)	34	29

Total International	$4,392	$3,351

Consolidated
Media	$3,958	$3,430
Electronics and other general merchandise	5,588	3,513
Other (1)	311	188

Total Consolidated	$9,857	$7,131

Y/Y Net Sales Growth:
North America:
Media	18%	22%
Electronics and other general merchandise	63	73
Other	74	57
Total North America	45	47

International:
Media	13%	29%
Electronics and other general merchandise	54	70
Other	15	57
Total International	31	45

Consolidated:
Media	15%	26%
Electronics and other general merchandise	59	72
Other	65	57
Total Consolidated	38	46

Y/Y Net Sales Growth Excluding Effect of Exchange Rates:
International:
Media	9%	23%
Electronics and other general merchandise	49	61
Other	12	47
Total International	27	37

Consolidated:
Media	13%	22%
Electronics and other general merchandise	57	68
Other	64	56
Total Consolidated	36	42

Consolidated Net Sales Mix:
Media	40%	48%
Electronics and other general merchandise	57	49
Other	3	3

	100%	100%

(1)	Includes non-retail activities, such as AWS, miscellaneous marketing and promotional agreements, other seller sites, and co-branded credit card agreements

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	March 31, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,641	$3,777
Marketable securities	4,240	4,985
Inventories	2,888	3,202
Accounts receivable, net and other	1,304	1,587
Deferred tax assets	215	196

Total current assets	11,288	13,747
Fixed assets, net	2,902	2,414
Deferred tax assets	28	22
Goodwill	1,513	1,349
Other assets	1,151	1,265

Total assets	$16,882	$18,797

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,540	$8,051
Accrued expenses and other	2,190	2,321

Total current liabilities	7,730	10,372
Long-term liabilities	1,805	1,561

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 469 and 468
Outstanding shares — 452 and 451	5	5
Treasury stock, at cost	(600)	(600)
Additional paid-in capital	6,483	6,325
Accumulated other comprehensive loss	(66)	(190)
Retained earnings	1,525	1,324

Total stockholders’ equity	7,347	6,864

Total liabilities and stockholders’ equity	$16,882	$18,797

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q1 2010	Q2 2010	Q3 2010	Q4 2010	Q1 2011	Y/Y % Change
Cash Flows and Shares
Operating cash flow — trailing twelve months (TTM)	$2,780	$2,561	$2,617	$3,495	$3,033	9%
Purchases of fixed assets (incl. internal-use software & website development) — TTM	$458	$575	$788	$979	$1,138	148%
Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$2,322	$1,986	$1,829	$2,516	$1,895	(18%)
Free cash flow — TTM Y/Y growth	62%	29%	(5%)	(14%)	(18%)	N/A
Invested capital (1)	$5,104	$5,820	$6,576	$7,380	$7,931	N/A
Return on invested capital (2)	45%	34%	28%	34%	24%	N/A

Common shares and stock-based awards outstanding	463	465	465	465	466	1%
Common shares outstanding	446	448	449	451	452	1%
Stock-based awards outstanding	18	17	16	15	14	(23%)
Stock-based awards outstanding — % of common shares outstanding	4.0%	3.8%	3.6%	3.2%	3.1%	N/A

Results of Operations
Worldwide (WW) net sales	$7,131	$6,566	$7,560	$12,948	$9,857	38%
WW net sales — Y/Y growth, excluding F/X	42%	42%	40%	37%	36%	N/A
WW net sales — TTM	$26,750	$28,664	$30,776	$34,204	$36,931	38%
WW net sales — TTM Y/Y growth, excluding F/X	33%	38%	40%	40%	39%	N/A

Operating income	$394	$270	$268	$474	$322	(18%)
Operating income — Y/Y growth, excluding F/X	56%	77%	13%	3%	(20%)	N/A
Operating margin — % of WW net sales	5.5%	4.1%	3.5%	3.7%	3.3%	N/A
Operating income — TTM	$1,279	$1,391	$1,408	$1,406	$1,334	4%
Operating income — TTM Y/Y growth, excluding F/X	44%	65%	50%	27%	7%	N/A
Operating margin — TTM % of WW net sales	4.8%	4.9%	4.6%	4.1%	3.6%	N/A

Net income	$299	$207	$231	$416	$201	(33%)
Net income per diluted share	$0.66	$0.45	$0.51	$0.91	$0.44	(33%)
Net income — TTM	$1,024	$1,088	$1,120	$1,152	$1,054	3%
Net income per diluted share — TTM	$2.30	$2.42	$2.47	$2.53	$2.30	0%

Segments
North America Segment:
Net sales	$3,780	$3,590	$4,126	$7,211	$5,465	45%
Net sales — Y/Y growth, excluding F/X	46%	46%	45%	45%	45%	N/A
Net sales — TTM	$14,030	$15,168	$16,452	$18,707	$20,392	45%
Operating income	$273	$200	$186	$295	$290	6%
Operating margin — % of North America net sales	7.2%	5.6%	4.5%	4.1%	5.3%	N/A
Operating income — TTM	$832	$907	$937	$955	$972	17%
Operating income — TTM Y/Y growth, excluding F/X	79%	84%	67%	35%	17%	N/A
Operating margin — TTM % of North America net sales	5.9%	6.0%	5.7%	5.1%	4.8%	N/A

International Segment:
Net sales	$3,351	$2,976	$3,434	$5,737	$4,392	31%
Net sales — Y/Y growth, excluding F/X	37%	38%	35%	29%	27%	N/A
Net sales — TTM	$12,720	$13,496	$14,324	$15,497	$16,539	30%
Net sales — TTM % of WW net sales	48%	47%	47%	45%	45%	N/A
Operating income	$234	$206	$215	$327	$175	(25%)
Operating margin — % of International net sales	7.0%	6.9%	6.2%	5.7%	4.0%	N/A
Operating income — TTM	$925	$952	$973	$981	$922	(0%)
Operating income — TTM Y/Y growth, excluding F/X	33%	28%	23%	20%	4%	N/A
Operating margin — TTM % of International net sales	7.3%	7.1%	6.8%	6.3%	5.6%	N/A

Consolidated Segments:
Operating expenses (3)	$6,624	$6,160	$7,159	$12,326	$9,392	42%
Operating expenses — TTM (3)	$24,993	$26,805	$28,866	$32,268	$35,037	40%
Operating income	$507	$406	$401	$622	$465	(8%)
Operating margin — % of Consolidated sales	7.1%	6.2%	5.3%	4.8%	4.7%	N/A
Operating income — TTM	$1,757	$1,859	$1,910	$1,936	$1,894	8%
Operating income — TTM Y/Y growth, excluding F/X	51%	51%	42%	25%	10%	N/A
Operating margin — TTM % of Consolidated net sales	6.6%	6.5%	6.2%	5.7%	5.1%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

	Q1 2010	Q2 2010	Q3 2010	Q4 2010	Q1 2011	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$1,597	$1,324	$1,591	$2,370	$1,885	18%
Media — Y/Y growth, excluding F/X	22%	15%	12%	13%	18%	N/A
Media — TTM	$6,255	$6,432	$6,610	$6,881	$7,170	15%
Electronics and other general merchandise	$2,024	$2,090	$2,326	$4,558	$3,303	63%
Electronics and other general merchandise — Y/Y growth, excluding F/X	73%	76%	80%	71%	63%	N/A
Electronics and other general merchandise — TTM	$7,166	$8,069	$9,103	$10,998	$12,277	71%
Electronics and other general merchandise — TTM % of North America net sales	51%	53%	55%	59%	60%	N/A
Other	$159	$176	$209	$283	$277	74%
Other — TTM	$608	$668	$739	$828	$945	55%

Supplemental International Segment Net Sales:
Media	$1,833	$1,550	$1,759	$2,865	$2,073	13%
Media — Y/Y growth, excluding F/X	23%	21%	18%	13%	9%	N/A
Media — TTM	$7,225	$7,480	$7,723	$8,007	$8,247	14%
Electronics and other general merchandise	$1,489	$1,399	$1,644	$2,834	$2,285	54%
Electronics and other general merchandise — Y/Y growth, excluding F/X	61%	63%	60%	50%	49%	N/A
Electronics and other general merchandise — TTM	$5,382	$5,899	$6,478	$7,365	$8,162	52%
Electronics and other general merchandise — TTM % of International net sales	42%	44%	45%	48%	49%	N/A
Other	$29	$27	$31	$38	$34	15%
Other — TTM	$114	$117	$123	$125	$130	14%

Supplemental Worldwide Net Sales:
Media	$3,430	$2,874	$3,350	$5,235	$3,958	15%
Media — Y/Y growth, excluding F/X	22%	18%	15%	13%	13%	N/A
Media — TTM	$13,480	$13,912	$14,333	$14,888	$15,417	14%
Electronics and other general merchandise	$3,513	$3,489	$3,970	$7,392	$5,588	59%
Electronics and other general merchandise — Y/Y growth, excluding F/X	68%	70%	71%	62%	57%	N/A
Electronics and other general merchandise — TTM	$12,548	$13,968	$15,581	$18,363	$20,439	63%
Electronics and other general merchandise — TTM % of WW net sales	47%	49%	51%	54%	55%	N/A
Other	$188	$203	$240	$321	$311	65%
Other — TTM	$722	$785	$862	$953	$1,075	49%

Balance Sheet
Cash and marketable securities (4)	$5,381	$5,419	$6,123	$8,919	$7,019	30%
Inventory, net — ending	$1,820	$1,940	$2,515	$3,202	$2,888	59%
Inventory turnover, average — TTM	12.6	12.5	11.8	11.4	11.6	(8%)
Fixed assets, net	$1,436	$1,704	$2,099	$2,414	$2,902	102%

Accounts payable — ending	$3,619	$3,545	$4,614	$8,051	$5,540	53%
Accounts payable days — ending	59	65	73	72	66	11%

Other
WW shipping revenue	$248	$239	$270	$437	$330	33%
WW shipping costs	$518	$487	$576	$999	$786	52%
WW net shipping costs	$270	$248	$306	$562	$456	69%
WW net shipping costs — % of WW net sales	3.8%	3.8%	4.0%	4.3%	4.6%	N/A

Employees (full-time and part-time; excludes contractors & temporary personnel)	26,100	28,300	31,200	33,700	37,900	45%

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long Term Debt) over five quarter ends.
(2)	TTM Free Cash Flow divided by Invested Capital.
(3)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.
(4)	Includes restricted cash, classified within “Other Assets” on our consolidated balance sheet, of: $318 million Q1 2010, $311 million in Q2 2010, $238 million in Q3 2010, $157 million in Q4 2010, and $138 million in Q1 2011.

Amazon.com, Inc.

Certain Definitions

Customer Accounts

•

References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Enterprise Solutions program customers, Amazon.com Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

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References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Seller accounts exclude Amazon Enterprise Solutions sellers. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.

Units

•

References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon.com domains worldwide – such as www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn and www.amazon.it, as well as Amazon.com-owned items sold through non-Amazon.com domains. Units sold include free units but do not include units associated with certain of our acquisitions or Amazon.com gift certificates.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
John Felton, 206/266-2171	Mary Osako, 206/266-7180
www.amazon.com/ir